Full Year and Fourth Quarter 2025 Earnings Results Presentation January 15, 2026 Exhibit 99.2

$36.55 $60.54 $58.28 2019 2025 Strategic execution delivering growth and driving value creation 1 0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 Increased market share Expanded client footprint Impact from Apple Card transition1 Significant growth across key metrics since our first Investor Day $21.03 10.0% Total shareholder return since 2019 Book value per share Return on equity2 Earnings per share $218.52 2019 2025 $51.32 15.0% $357.60 +341% 2 0 2 5 S H A R E H O L D E R VA L U E C R E AT I O N 3 Growth in quarterly dividend Peer average +11% +33% Total shareholder return Peer average +45% +57% Longer-term operating focus ~$2.26 Investing for growth Enhanced accountability Uncompromising risk management Impact from Apple Card transition1 Impact from Apple Card transition1 +$0.45 +10bps Firmwide net revenues ($bn)

$63.5 $6.0 2019 2025 0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 2 Growth alongside a meaningfully improved risk profile Firmwide more durable revenues4 ($bn) Historical principal investments5,6 ($bn) $12.2 $26.3 2019 2025 Stress capital buffer +1 15% 6.6% 3.4% 2020 2025 -91% -320bps Improved resiliency Reduced capital density Lowered stress loss intensity Longer-term operating focus Investing for growth Enhanced accountability Uncompromising risk management

One Goldman Sachs One Goldman Sachs ethos supporting strong progress on strategic priorities in 2025 3 0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 Record financing revenues of $11.4bn CAGR of +17% from 2021-2025 Prudently grew financing activities in FICC & Equities Alternatives fundraising of $115bn; $438bn since 2019 HPI reduction of ~$57.5bn since 2019 to $6bn in 2025 Record AWM fundraising while reducing HPI5,6 Exceptional client franchise #1 M&A, #1 Leveraged Loans, #2 High-Yield Debt, #3 ECM7 Top 3 with 123 of the Top 150 FICC & Equities clients in 1H25 vs. 77 in 201910 +350bps wallet share gains in GBM since 20198 Grew more durable revenues4 Return on equity of 16.4% in 2025; 5-year average of 16.0% Delivered strong returns Improved margins and returns #1 M&A Advisor7 Leading FICC Franchise8 Top 5 Global Active Asset Manager9 Leading Alternative Asset Manager9 Premier Ultra High Net Worth Franchise #1 Equities Franchise8 G L O B A L B A N K I N G & M A R K E T S A S S E T & W E A LT H M A N A G E M E N T Strong execution on narrowed strategic focus Transitioned General Motors credit card program Signed agreement to transition the Apple Card program Record Management and other fees of $11.5bn, up +11% YoY Alts management and other fees CAGR of +13% from 2021-2025 Record Private banking and lending net revenues of $3.3bn, up +16% YoY Pre-tax margin of 25% and ROE of 12.5% in 2025 (incl. ~2.3pp net reduction to ROE from HPI5 & FDIC special assessment fee)

0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 4 Multiplier effect from increased M&A drives activity and growth across our businesses Strategic Activity Focused on Scale Supportive Capital Markets Innovation and Artificial Intelligence Accelerating Sponsor-Led Transactions More Balanced Regulatory Backdrop #1 for 23 years Advisory net revenue share11 Trusted advisor for >13,000 clients L E A D I N G I N V E S T M E N T B A N K $21.9 $17.0 Advisory net revenues for 2021-2025 ($bn) ~$5bn $1.62 $1.36>$250bn Driving our highest backlog6 in 4 years GS GS#2 bank #2 bank 2025 announced M&A volumes7 ($tn) F O R W A R D C ATA LY S T S

$6.03 $7.20 $7.89 $9.28 $11.45 $4.02 $4.33 $5.06 $5.50 $7.20 $2.01 $2.87 $2.83 $3.78 $4.25 2021 2022 2023 2024 2025 Financing net revenues in FICC and Equities ($bn) Equities financing FICC financing As % of FICC & Equities Net Revenues 35%33%28%27% 37% +17% CAGR 0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 Powerful origination platform and growing financing footprint provides strong foundation 5 Capital Solutions Group: Capturing secular growth opportunities E A R LY W I N S A C R O S S I N D U S T R I E S Artificial Intelligence Infrastructure Transportation Preeminent client franchise Differentiated origination capabilities Globally scaled investment platform Institutional Clients GS Balance Sheet AWM Funds v Capital Solutions Group Ide a G en era tio n Client Connectivity Orig ina tio n Structuring

0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 6 Demonstrated resiliency in intermediation and positioned to capture growth opportunities Intermediation net revenues ($bn) Corporate Derivatives Asia Footprint Wealth Managers / RIAs Insurance Companies ETF Issuers 2021 2022 2023 2024 2025 Average: $17.6bn$16.4 $18.6 $15.8 $17.5 $19.6 FICC – Interest rate products, Currencies and Commodities FICC – Credit products and Mortgages Equities – Cash products Equities – Derivatives O P P O R T U N I T Y T O D R I V E F U R T H E R S H A R E G A I N S

$9.40 $11.23 $12.06 $13.30 $14.89 $7.74 $8.77 $9.48 $10.42 $11.54 $1.66 $2.46 $2.58 $2.88 $3.35 2021 2022 2023 2024 2025 Pre-tax margin Preeminent AWM franchise capturing opportunities in secular growth areas 0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 Growth drivers +12% CAGR Key highlights More durable revenues ($bn) Management and other fees Private banking and lending Wealth Management Alternatives Solutions 7 Medium-term AWM targets13 High-teensReturns ~30% Top 5 Global Active Asset Manager9 32 Consecutive Quarters of Long-Term Fee-Based Net Inflows Premier Ultra High Net Worth Franchise ~$1.9tn Total Wealth Management Client Assets6,12 $625bn+ Total Alternative Assets6 Leading Alternative Asset Manager9 Prior Updated Mid-twenties Mid-teens

$6.49 $7.42 $7.85 $8.72 $9.90 $4.83 $4.96 $5.27 $5.84 $6.55 $1.66 $2.46 $2.58 $2.88 $3.35 2021 2022 2023 2024 2025 0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 Growth drivers +11% CAGR Key highlights Wealth management net revenues14 ($bn) Management and other fees Private banking and lending Grow Advisor Footprint Increase Lending Penetration Enhance Client Experience Awarded World’s Best Private Bank For 2025 by Euromoney Proven track record of serving clients 50+ years in the Private Wealth Management business +11% revenue CAGR from 2021-2025 Demonstrated consistent growth of the business 8 New wealth management target ~5%Annual growth in long-term fee-based net inflows15 Deepen Alternatives Offering Premier wealth management business continuing to execute on growth

Real estate Hedge funds and other Scaled asset management franchises well positioned to capture secular growth opportunities 9 0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 CreditCorporate equity SolutionsAlternatives fundraising6 ($bn) New alternatives targets Double-digitAnnual alternatives management & other fee growth (%) InstitutionalInsuranceThird-Party Wealth #1 US OCIO manager16 #2 Insurance solutions provider18 #1 In SMAs17 $75-100bnAnnual fundraising expectation ~$40bn pension assets for Shell $750bn2030 alternatives AUS $438bn F U N D R A I S I N G S I N C E 2 0 1 9 ~$25bn retirement portfolio for Eli Lilly Growth drivers Retirement $115$48 $34 $8 $252025 2 0 2 5 O C I O M A N D AT E S 1 9

Accelerating growth in AWM with recent partnership and acquisitions 10 0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 Announced Partnership September 2025 Completed Acquisition January 2026 Announced Acquisition December 2025 Leading global asset management firm Expands GS’ access to the retirement channel and deepens private market access for clients Leading venture capital platform Accelerates GS’ growth in venture capital secondaries Significantly scales GS’ presence in active ETFs Leading active ETF sponsor and pioneer of outcome-based ETFs

4.5% 3.5% 3.4% Standardized CET1 Capital Ratio Growth opportunities, including in Equities financing, FICC financing, Wealth management lending and acquisition finance Balance sheet strength provides significant capacity to diligently support clients 11 0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 Stress Capital Buffer Basel III Revisions and G-SIB Surcharge Internal Risk Appetite Operating Environment and Volatility Minimum G-SIB Management Buffer Excess 11.4% requirement as of 1/1/26 Robust capital management6 Invest in our business at attractive returns Continue to sustainably grow our dividend Announced $0.50 additional increase in quarterly dividend to $4.50 Grew quarterly dividend >450% since 2018 Return excess capital in the form of buybacks Executed ~$12bn of share repurchases in 2025 ~$32bn of capacity under current share repurchase authorization Capital management philosophy 50-100bps Stress Capital Buffer F O R W A R D D R I V E R S 14.4% as of 4Q25

10% 24% 27% 39% 4Q25 Diversified funding mix and conservative liquidity management underpin balance sheet strength 12 0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 Diversification Resiliency Cost Flexibility K E Y T E N E T S Equity Collateralized Financings Unsecured Borrowings Deposits Market Capacity Liquidity principlesDiversified funding mix6 Maintain substantial liquidity to meet a broad range of potential cash outflows in a stressed environment Stress testing Conservative asset-liability management designed to ensure the stability of our financing Asset-liability management Contingency funding plan Comprehensive framework for analyzing and responding to a liquidity crisis or market stress

One GS 3.0 A new operating model propelled by artificial intelligence One Goldman Sachs 3.0: A new operating model 13 0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 Enhancing the client experienceDriving productivity and efficiency Improving profitability Strengthening resilience & capacity to scale Bolstering risk management Elevating the employee experience Goals One GS 1.0 Client coverage program; Delivering the Firm One GS 2.0 Breaking down silos; Enhancing synergies Rationalize expenses Reinvest savings into strategic growth areas Optimize headcount Enable process simplification and automation Improve cross-business collaboration Accelerate AI adoption across employee base Modernize foundational architecture for scalability Automate error-prone workflows Enhance data capture, storage and retrieval Reduce friction in onboarding and servicing Enhance user interface across platforms Deliver faster turnaround times Invest to improve client insights Streamline processes Minimize toil Enhance operational risk capabilities Improve data lineage and auditability Improve timeliness of risk insights Initial Workstreams Client Onboarding / KYC Enterprise Risk ManagementVendor Management LendingRegulatory Reporting Sales Enablement

Exceptional talent underpinned by a culture of excellence 14 0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 Ranked #1 by Vault for most prestigious banking firm 1.1mm+ Experienced hire applicants, with <1% hire rate ~45% of the firm’s Partners were campus hires 650+ Alumni in C-suite roles (including Managing Partners & Founders) of organizations valued at >$1bn or with AUM >$5bn Compelling for Experienced Talent Invested in Our People Unparalleled Brand of Excellence Aspirational for Campus Recruits <1% Selection rate from ~365k applicants for 2025 summer internship program >310 Boomerang hires

Firmwide financial targets 15 0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 Mid-teens Returns20 Leading Asset & Wealth Management platform with improving returns amid secular growth Preeminent Global Banking & Markets franchise poised to deliver in cyclical upswing Regulatory reform and capital flexibility ~60% Efficiency Ratio Forward catalysts position us well to exceed targets in the near term F I R M W I D E T H R O U G H - T H E - C Y C L E TA R G E T S

Results Snapshot

"Since our first Investor Day where we laid out our comprehensive strategy, the firm has grown its revenues by 60%, improved returns by 500 basis points and delivered total shareholder returns of more than 340%. We continue to see high levels of client engagement across our franchise and expect momentum to accelerate in 2026, activating a flywheel of activity across our entire firm. While there are meaningful opportunities to deploy capital across our franchise and to return capital to shareholders, our unwavering focus remains on maintaining a disciplined risk management framework and robust standards."

— **David Solomon**, *Chairman and Chief Executive Officer*

Net Revenues	
2025	$58.28 billion
4Q25	$13.45 billion

Net Earnings	
2025	$17.18 billion
4Q25	$ 4.62 billion

EPS	
2025	$51.32
4Q25	$14.01

ROE[2]	
2025	15.0%
4Q25	16.0%

ROTE[2]	
2025	16.0%
4Q25	17.1%

Book Value Per Share	
2025	$357.60
2025 Growth	6.2%

Annual Highlights

- 2nd highest net revenues, net earnings and diluted EPS
- #1 in announced and completed M&A and leveraged loan offerings, #2 in high-yield debt[7]
- Record GBM and Equities net revenues, 2nd highest Investment banking fees
- Record financing net revenues in both FICC and Equities
- Record AUS[6] of $3.61 trillion, Record Management and other fees
- Record Private banking and lending net revenues
- Signed agreement to transition Apple Card program to another issuer[1]
- Increased quarterly dividend by 12.5% to $4.50 per common share in 1Q26

Selected Items and FDIC Special Assessment Fee[21]

$ in millions, except per share amounts		2025		4Q25
Pre-tax earnings:				
AWM historical principal investments[5]	$	(86)	$	70
Apple Card / General Motors Card / Seller financing		214		150
FDIC special assessment fee		75		60
Total impact to pre-tax earnings	$	203	$	280
Impact to net earnings	$	159	$	221
Impact to EPS	$	0.50	$	0.71
Impact to ROE		0.2pp		0.8pp

16

Financial Overview

Goldman Sachs

Financial Results[22]

$ in millions, except per share amounts		4Q25	vs. 3Q25	vs. 4Q24		2025	vs. 2024
Global Banking & Markets	$	10,411	2%	22%	$	41,453	18%
Asset & Wealth Management		4,719	7%	(1)%		16,679	2%
Platform Solutions		(1,676)	N.M.	N.M.		151	(93)%
Net revenues		13,454	(11)%	(3)%		58,283	9%
Provision for credit losses		(2,123)	N.M.	N.M.		(1,113)	N.M.
Operating expenses		9,722	3%	18%		37,544	11%
Pre-tax earnings	$	5,855	9%	11%	$	21,852	19%
Net earnings	$	4,617	13%	12%	$	17,176	20%
Net earnings to common	$	4,384	14%	12%	$	16,300	21%
Diluted EPS	$	14.01	14%	17%	$	51.32	27%
ROE[2]		16.0%	1.8pp	1.4pp		15.0%	2.3pp
ROTE[2]		17.1%	1.9pp	1.6pp		16.0%	2.5pp
Efficiency ratio[6]		72.3%	10.0pp	12.7pp		64.4%	1.3pp

Financial Overview Highlights

- 4Q25 results included EPS of $14.01 and ROE of 16.0%
  - 4Q25 net revenues were slightly lower YoY, reflecting negative net revenues in Platform Solutions (which reflected a reduction in net revenues of $2.26 billion from markdowns on the outstanding credit card portfolio related to the transfer of the Apple Card loans to held for sale and contract termination obligations in connection with the agreement to transition the program to another issuer ("Apple Card transition"), which was more than offset by a related reserve reduction in provision for credit losses), largely offset by significantly higher net revenues in Global Banking & Markets
  - 4Q25 provision for credit losses was a net benefit of $2.12 billion, reflecting a net release related to the Apple Card portfolio (including a reserve reduction of $2.48 billion related to the Apple Card transition, partially offset by net charge-offs during the quarter)
  - 4Q25 operating expenses were higher YoY, primarily reflecting significantly higher compensation and benefits expenses (reflecting improved operating performance) and higher transaction based expenses

- 2025 results included EPS of $51.32 and ROE of 15.0%
  - 2025 net revenues were higher YoY, reflecting higher net revenues in Global Banking & Markets, partially offset by significantly lower net revenues in Platform Solutions (which reflected a reduction in net revenues of $2.26 billion related to the Apple Card transition, which was more than offset by a related reserve reduction in provision for credit losses)
  - 2025 provision for credit losses was a net benefit of $1.11 billion, reflecting a net release related to the Apple Card portfolio (including a reserve reduction of $2.48 billion related to the Apple Card transition, partially offset by net charge-offs during the year)
  - 2025 operating expenses were higher YoY, primarily reflecting higher compensation and benefits expenses (reflecting improved operating performance) and higher transaction based expenses

17

Global Banking & Markets

Goldman Sachs

Financial Results

$ in millions		4Q25	vs. 3Q25	vs. 4Q24		2025	vs. 2024
Investment banking fees	$	2,577	(3)%	25%	$	9,339	21%
FICC		3,107	(11)%	12%		14,522	9%
Equities		4,306	15%	25%		16,535	23%
Other		421	49%	76%		1,057	88%
Net revenues		10,411	2%	22%		41,453	18%
Provision for credit losses		57	(30)%	N.M.		378	350%
Operating expenses		5,864	1%	20%		23,501	15%
Pre-tax earnings	$	4,490	5%	23%	$	17,574	21%
Net earnings	$	3,541	10%	24%	$	13,813	23%
Net earnings to common	$	3,354	10%	23%	$	13,117	23%
Average common equity	$	80,756	2%	3%	$	79,748	3%
Return on common equity		16.6%	1.3pp	2.7pp		16.4%	2.6pp

Global Banking & Markets Highlights

- 4Q25 net revenues were significantly higher YoY
  - Investment banking fees reflected significantly higher net revenues in Advisory, higher net revenues in Debt underwriting and slightly higher net revenues in Equity underwriting
  - FICC reflected higher net revenues in both intermediation and financing
  - Equities reflected significantly higher net revenues in financing and higher net revenues in intermediation
- Investment banking fees backlog[6] increased QoQ, primarily driven by Advisory and, to a lesser extent, Equity underwriting
- 4Q25 select data[6]:
  - Total assets of $1.58 trillion
  - Loan balance of $168 billion
  - Net interest income of $2.20 billion

- 2025 net revenues were a record and higher YoY
  - Investment banking fees reflected significantly higher net revenues in Advisory and higher net revenues in Debt underwriting and Equity underwriting
  - FICC reflected higher net revenues in both intermediation and financing
  - Equities reflected significantly higher net revenues in financing and higher net revenues in intermediation
- Investment banking fees backlog[6] increased significantly YoY, primarily driven by Advisory and, to a lesser extent, Debt underwriting

18

Global Banking & Markets – Net Revenues

Goldman Sachs

Net Revenues

$ in millions		4Q25	vs. 3Q25	vs. 4Q24		2025	vs. 2024
Advisory	$	1,356	(3)%	41%	$	4,726	34%
Equity underwriting		521	12%	4%		1,784	6%
Debt underwriting		700	(11)%	18%		2,829	12%
Investment banking fees		2,577	(3)%	25%		9,339	21%
FICC intermediation		2,021	(17)%	15%		10,271	7%
FICC financing		1,086	3%	7%		4,251	13%
FICC		3,107	(11)%	12%		14,522	9%
Equities intermediation		2,178	8%	11%		9,340	18%
Equities financing		2,128	24%	42%		7,195	31%
Equities		4,306	15%	25%		16,535	23%
Other		421	49%	76%		1,057	88%
Net revenues	$	10,411	2%	22%	$	41,453	18%

Global Banking & Markets Net Revenues Highlights

- 4Q25 Investment banking fees were significantly higher YoY
  - Advisory reflected a significant increase in completed mergers and acquisitions volumes
  - Debt underwriting primarily reflected significantly higher net revenues from asset-backed activity
- 4Q25 FICC net revenues were higher YoY
  - FICC intermediation reflected significantly higher net revenues in interest rate products and commodities, partially offset by lower net revenues in currencies, mortgages and credit products
  - Record FICC financing reflected higher net revenues in mortgages and structured lending
- 4Q25 Equities net revenues were a record and significantly higher YoY
  - Equities intermediation primarily reflected higher net revenues in derivatives
  - Record Equities financing reflected significantly higher net revenues in prime and portfolio financing
- 4Q25 Other net revenues YoY primarily reflected higher net revenues from relationship lending activities

---

- 2025 Investment banking fees were significantly higher YoY
  - Advisory reflected a significant increase in completed mergers and acquisitions volumes
  - Equity underwriting reflected significantly higher net revenues from initial public and convertible offerings, partially offset by lower net revenues from secondary offerings
  - Debt underwriting reflected significantly higher net revenues from asset-backed and investment-grade activity
- 2025 FICC net revenues were higher YoY
  - FICC intermediation reflected significantly higher net revenues in interest rate products and slightly higher net revenues in currencies and commodities, partially offset by lower net revenues in mortgages and credit products
  - Record FICC financing primarily reflected higher net revenues in mortgages and structured lending
- 2025 Equities net revenues were a record and significantly higher YoY
  - Record Equities intermediation primarily reflected higher net revenues in derivatives
  - Record Equities financing reflected significantly higher net revenues in prime and portfolio financing
- 2025 Other net revenues YoY primarily reflected significantly higher net revenues from relationship lending activities

19

Asset & Wealth Management

Goldman Sachs

Financial Results

$ in millions	4Q25	vs. 3Q25	vs. 4Q24	2025	vs. 2024
Management and other fees:					
Asset management	$ 1,334	6%	13%	$ 4,990	9%
Wealth management	1,758	4%	8%	6,548	12%
Total Management and other fees	3,092	5%	10%	11,538	11%
Incentive fees	181	138%	4%	489	24%
Private banking and lending	776	(27)%	5%	3,347	16%
Investments	670	96%	(36)%	1,305	(50)%
Net revenues	4,719	7%	(1)%	16,679	2%
Provision for credit losses	(4)	86%	93%	(111)	60%
Operating expenses	3,501	6%	17%	12,663	8%
Pre-tax earnings	$ 1,222	6%	(33)%	$ 4,127	(15)%
Net earnings	$ 963	9%	(33)%	$ 3,244	(14)%
Net earnings to common	$ 924	9%	(34)%	$ 3,093	(15)%
Average common equity	$ 24,669	—	(2)%	$ 24,666	(1)%
Return on average common equity	15.0%	1.3pp	(7.2)pp	12.5%	(2.1)pp

Asset & Wealth Management Highlights

- 4Q25 net revenues were essentially unchanged YoY
  - Record Management and other fees primarily reflected the impact of higher average AUS
  - Investments primarily reflected net losses from investments in public equities compared with net gains in 4Q24 and significantly lower net gains from investments in private equities
- 4Q25 select data[6]:
  - Total assets of $199 billion
  - Loan balance of $50 billion, of which $44 billion is related to Private banking and lending
  - Net interest income of $801 million
  - Total Wealth management client assets[12] of ~$1.9 trillion

---

- 2025 net revenues were slightly higher YoY
  - Record Management and other fees primarily reflected the impact of higher average AUS
  - Incentive fees YoY were primarily driven by performance
  - Record Private banking and lending net revenues primarily reflected the payment of interest on a previously impaired loan and higher net interest margin from lending
  - Investments primarily reflected significantly lower net gains from investments in private equities and significantly lower net interest income from debt investments due to a reduction in the balance sheet
- 2025 pre-tax margin of 25% and ROE of 12.5% (including an approximate 2.3pp net reduction to ROE from historical principal investments[5] and FDIC special assessment fee)

20

Asset & Wealth Management – Assets Under Supervision

AUS Highlights[6]

- During the year, AUS increased $469 billion to a record $3.61 trillion
  - Net market appreciation primarily in equity and fixed income assets
  - Net inflows across all asset classes
- During the quarter, AUS increased $154 billion
  - Net inflows across all asset classes
  - Net market appreciation primarily in equity assets
- 32nd consecutive quarter of long-term fee-based net inflows
- Total long-term AUS net inflows of $66 billion during the quarter, of which:
  - $42 billion of net inflows in Institutional client channel
  - $14 billion of net inflows in Wealth management client channel
  - $10 billion of net inflows in Third-party distributed client channel

AUS Rollforward[6]

$ in billions	4Q25	3Q25	4Q24	2025	2024
Beginning Balance	**$ 3,452**	$ 3,293	$ 3,103	**$ 3,137**	$ 2,812
Long-term AUS net inflows / (outflows)	**66**	56	22	**168**	106
Liquidity products	**50**	23	70	**56**	108
Total AUS net inflows / (outflows)	**116**	79	92	**224**	214
Net market appreciation / (depreciation)	**38**	80	(58)	**245**	111
Ending balance	**$ 3,606**	$ 3,452	$ 3,137	**$ 3,606**	$ 3,137

AUS by Asset Class[6,23]

$ in billions	4Q25	3Q25	4Q24
Alternative investments	**$ 420**	$ 390	$ 350
Equity	**951**	914	772
Fixed income	**1,334**	1,297	1,170
Total long-term AUS	**2,705**	2,601	2,292
Liquidity products	**901**	851	845
Total AUS	**$ 3,606**	$ 3,452	$ 3,137

Long-Term AUS by Client Channel[6]

$ in billions	4Q25	3Q25	4Q24
Institutional	**$ 1,193**	$ 1,161	$ 1,057
Wealth management	**945**	914	794
Third-party distributed	**567**	526	441
Total long-term AUS	**$ 2,705**	$ 2,601	$ 2,292

4Q25 AUS by Region and Vehicle[6]



7%
23%
Region
70%
Americas
EMEA
Asia



14%
Vehicle
31%
55%
Separate accounts
Public funds
Private funds and other

21

Asset & Wealth Management – Alternative Investments

Goldman Sachs

Alternative Investments Highlights[6]

- 2025 Management and other fees from alternative investments were a record $2.37 billion (including $645 million in 4Q25), up 8% compared with 2024
- During the year, alternative investments AUS increased $70 billion to $420 billion
- 2025 gross third-party alternatives fundraising across strategies was a record $115 billion, including:
  - $48 billion in corporate equity, $34 billion in credit, $8 billion in real estate and $25 billion in hedge funds and other
  - $438 billion raised since 2019
- During the year, on-balance sheet alternative investments[22] decreased by $3.8 billion to $26.9 billion
  - Historical principal investments[5] declined by $3.4 billion to $6.0 billion (attributed equity of $2.8 billion) and included $0.8 billion of loans, $1.8 billion of debt securities, $2.7 billion of equity securities and $0.7 billion of CIEs

Alternative Investments AUS and Effective Fees[6,23]

$ in billions		4Q25 Average AUS	4Q25 Effective Fees (bps)
Corporate equity	$	119	89
Credit		72	69
Real estate		27	66
Hedge funds and other		65	68
Funds and discretionary accounts		283	76
Corporate equity		36	19
Credit		23	10
Real estate		17	11
Hedge funds and other		47	18
Advisory and OCIO accounts		123	16
Total alternative investments AUS	$	406	57

On-Balance Sheet Alternative Investments[6,22]

$ in billions		4Q25
Loans	$	5.7
Debt securities		8.1
Equity securities		11.2
Other[24]		1.9
Total On-B/S alternative investments	$	26.9

$ in billions		4Q25
Client co-invest	$	18.2
Firmwide initiatives / CRA investments		2.7
Historical principal investments[5]		6.0
Total On-B/S alternative investments	$	26.9

Historical Principal Investments[5] Rollforward

$ in billions		2025
Beginning balance	$	9.4
Additions		0.3
Dispositions / paydowns[25]		(3.7)
Net mark-ups / (mark-downs)		—
Net change	$	(3.4)
Ending balance	$	6.0

22

Platform Solutions Highlights Platform Solutions Financial Results 23 $ in millions 4Q25 vs. 3Q25 vs. 4Q24 2025 vs. 2024 Net revenues $ (1,676) N.M. N.M. $ 151 (93)% Provision for credit losses (2,176) N.M. N.M. (1,380) N.M. Operating expenses 357 7% (5)% 1,380 (13)% Pre-tax earnings / (loss) $ 143 N.M. N.M. $ 151 N.M. Net earnings / (loss) $ 113 N.M. N.M. $ 119 N.M. Net earnings / (loss) to common $ 106 N.M. N.M. $ 90 N.M. Average common equity $ 4,044 (5)% (13)% $ 4,312 (6)% Return on average common equity 10.5% 12.9pp 26.9pp 2.1% 19.5pp ■ 4Q25 net revenues YoY reflected a reduction in net revenues of $2.26 billion related to the Apple Card transition (which was more than offset by a related reserve reduction in provision for credit losses) ■ 4Q25 provision for credit losses was a net benefit of $2.18 billion, reflecting a reserve reduction of $2.48 billion related to the Apple Card transition, partially offset by net charge-offs during the quarter ■ 4Q25 select data6: — Total assets of $28 billion — Loan balance of $20 billion — Net interest income of $711 million ■ 2025 net revenues were significantly lower YoY, reflecting a reduction in net revenues of $2.26 billion related to the Apple Card transition (which was more than offset by a related reserve reduction in provision for credit losses) ■ 2025 provision for credit losses was a net benefit of $1.38 billion, reflecting a reserve reduction of $2.48 billion related to the Apple Card transition, partially offset by net charge-offs during the year

Loans and Net Interest Income

Loans and Net Interest Income Highlights[6]

- During the year, total loans increased $42 billion, up 21%
  - Gross loans by type: $213 billion - amortized cost, $5 billion - fair value, $22 billion - held for sale
  - Average loans of $216 billion
  - Total allowance for loan losses and losses on lending commitments was $2.88 billion ($2.15 billion for funded loans)
- Net charge-offs for 2025 of $1.25 billion for a net charge-off rate of 0.6%, down 20bps YoY
  - Net charge-offs for 4Q25 of $280 million for an annualized net charge-off rate of 0.5%, down 10bps QoQ
- Net interest income for 2025 was $13.56 billion, 68% higher YoY, reflecting a decrease in funding costs and an increase in interest-earning assets. Average interest-earning assets[6] were $1.66 trillion
  - Net interest income for 4Q25 was $3.71 billion, 58% higher YoY, reflecting a decrease in funding costs and an increase in interest-earning assets, and slightly lower QoQ. Average interest-earning assets[6] were $1.70 trillion

Loans by Segment[6] ($ in billions)



$238
$168
$50
$20
4Q25
$222
$154
$50
$18
3Q25
$196
$131
$46
$19
4Q24
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

Loans by Type[6]

$ in billions	4Q25	3Q25	4Q24
Corporate	$ 31	$ 32	$ 30
Commercial real estate	37	34	30
Residential real estate	32	30	26
Securities-based	18	18	17
Other collateralized	99	90	75
Credit cards	20	20	21
Other	3	3	2
Allowance for loan losses	(2)	(5)	(5)
Total loans	$ 238	$ 222	$ 196

Metrics

1.0%
ALLL to Total Gross Loans, at Amortized Cost

~85%
Gross Loans Secured

24

■ 4Q25 total operating expenses were higher YoY — Compensation and benefits expenses were significantly higher, reflecting improved operating performance — Non-compensation expenses were higher, reflecting higher transaction based expenses ■ 2025 effective income tax rate was 21.4%, down slightly from 21.5% for 3Q25 YTD $ in millions 4Q25 vs. 3Q25 vs. 4Q24 2025 vs. 2024 Compensation and benefits $ 4,665 — 24% $ 18,906 13% Transaction based 2,224 13% 19% 7,997 19% Market development 216 26% 19% 710 10% Communications and technology 589 8% 13% 2,170 9% Depreciation and amortization 527 (1)% 6% 2,182 (9)% Occupancy 249 3% 4% 958 (2)% Professional fees 474 10% — 1,770 7% Other expenses 778 (12)% 9% 2,851 6% Total operating expenses $ 9,722 3% 18% $ 37,544 11% Provision for taxes $ 1,238 (4)% 8% $ 4,676 13% Effective tax rate 21.4% (1.0)pp Financial Results Expense Highlights Expenses 25 ■ 2025 total operating expenses were higher YoY — Compensation and benefits expenses were higher, reflecting improved operating performance — Non-compensation expenses were higher, reflecting higher transaction based expenses ■ 2025 effective income tax rate was 21.4%, down from 22.4% for 2024, primarily due to an increase in tax benefits on the settlement of employee share-based awards, partially offset by a decrease in the impact of other permanent tax benefits for 2025 compared with 2024 ■ The firm's efficiency ratio6 was 64.4% for 2025, compared with 63.1% for 2024

Capital and Balance Sheet

Goldman Sachs

Capital and Balance Sheet Highlights[6]

- Standardized CET1 capital ratio decreased YoY, reflecting an increase in credit RWAs, partially offset by a decrease in market RWAs and an increase in CET1 capital
- Advanced CET1 capital ratio decreased YoY, reflecting an increase in credit RWAs, partially offset by a decrease in operational and market RWAs and an increase in CET1 capital
- SLR decreased YoY, primarily reflecting an increase in on- and off-balance sheet exposure, partially offset by an increase in CET1 capital
- Returned $16.78 billion of capital to common shareholders during the year
  - 18.9 million common shares repurchased for a total cost of $12.36 billion (including $3.00 billion repurchased during 4Q25)
  - $4.42 billion of common stock dividends
- Increased the quarterly dividend from $4.00 to $4.50 per common share in 1Q26
- Deposits of $501 billion consisted of consumer $208 billion, private bank $101 billion, transaction banking $70 billion, brokered CDs $47 billion, deposit sweep programs $34 billion and other $41 billion
- BVPS increased 6.2% YoY, driven by net earnings

Capital[6]

	4Q25	3Q25	4Q24
Standardized CET1 capital ratio	**14.4%**	14.3%	15.0%
Advanced CET1 capital ratio	**15.0%**	15.1%	15.3%
Supplementary leverage ratio (SLR)	**5.2%**	5.2%	5.5%

Selected Balance Sheet Data[6]

$ in billions	4Q25	3Q25	4Q24
Total assets	**$ 1,810**	$ 1,808	$ 1,676
Deposits	**$ 501**	$ 490	$ 433
Unsecured long-term borrowings	**$ 286**	$ 277	$ 243
Shareholders' equity	**$ 125**	$ 124	$ 122
Average GCLA	**$ 479**	$ 481	$ 422

Book Value

In millions, except per share amounts	4Q25	3Q25	4Q24
Basic shares[6]	**307.1**	308.8	322.9
Book value per common share	**$ 357.60**	$ 353.79	$ 336.77
Tangible book value per common share[2]	**$ 335.49**	$ 331.72	$ 316.02

26

This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2024. Information regarding the firm’s assets under supervision, total alternative assets, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) forward catalysts, estimated GDP growth or contraction, interest rate and inflation trends and volatility, (ii) the timing, profitability, benefits and other prospective aspects of business initiatives (including via acquisitions and partnerships) and the achievability of targets and goals, (iii) the firm’s expense savings, productivity (including the opportunities presented by artificial intelligence (AI)) and strategic location initiatives, (iv) the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer (SCB) requirement and G-SIB buffer, and the potential impact of changes to U.S. regulatory capital rules), (v) the firm’s prospective capital distributions (including dividends and repurchases), (vi) the firm’s future effective income tax rate, (vii) the firm’s Investment banking fees backlog and future results, (viii) the firm’s planned benchmark debt issuances, and (ix) the firm’s ability to sell, and the terms of any proposed or pending sale of, Asset & Wealth Management historical principal investments, and the firm's ability to transition the Apple Card program, and the timing of that transaction, are forward-looking statements. Statements regarding forward catalysts are subject to the risk that the actual operating environment may differ, possibly materially, due to, among other things, changes or the absence of changes in general economic and market conditions, CEO confidence, sponsor activity, productivity gains, and the regulatory backdrop. Statements regarding estimated GDP growth or contraction, interest rate and inflation trends and volatility are subject to the risk that actual GDP growth or contraction, interest rate and inflation trends and volatility may differ, possibly materially, due to, among other things, changes in general economic conditions and monetary, fiscal and trade policy, including tariffs. Statements about the timing, profitability, benefits and other prospective aspects of business (including via acquisitions and partnerships), expense savings and productivity initiatives (including the opportunities presented by AI) and the achievability of targets and goals are based on the firm’s current expectations regarding the firm’s ability to effectively implement these initiatives and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s SCB requirement and G-SIB buffer), as well as its prospective capital distributions (including dividends and repurchases), are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected, including due to, among other things, the results of supervisory stress tests, the finalization of the outstanding proposal on SCB averaging and other potential future changes to regulatory capital rules, which may not be what the firm expects. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from tax authorities. Statements about the firm’s Investment banking fees backlog and future advisory and capital market results are subject to the risk that advisory and capital market activity may not increase as the firm expects or that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, changes in international trade policies, including the imposition of tariffs, an outbreak or worsening of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned benchmark debt issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements about the proposed sales of Asset & Wealth Management historical principal investments are subject to the risks that buyers may not bid on these assets or bid at levels, or with terms, that are unacceptable to the firm, and that the performance of these investments may deteriorate as a result of the proposed sales, and statements about the process to transition the Apple Card program are subject to the risk that the transaction may not close on the anticipated timeline or at all, including due to a failure to satisfy applicable closing conditions. Cautionary Note Regarding Forward-Looking Statements 27

0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 1. In the fourth quarter of 2025, the firm entered into an agreement to transition the Apple Card program to another issuer. Results for the fourth quarter of 2025 reflect the impact of transferring the credit card portfolio to held for sale and related impacts of contract termination obligations and other expenses. Management believes that presenting the firm’s results excluding these impacts is meaningful as excluding these impacts increases the comparability of period-to-period results. The firm’s results excluding these impacts are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. The table below presents the calculation of the firm’s results excluding the impact of entering into an agreement to transition the Apple Card program: 2. Return on average common shareholders’ equity (ROE) is calculated by dividing net earnings (or annualized net earnings for annualized ROE) applicable to common shareholders by average monthly common shareholders’ equity. Return on average tangible common shareholders’ equity (ROTE) is calculated by dividing net earnings (or annualized net earnings for annualized ROTE) applicable to common shareholders by average monthly tangible common shareholders’ equity. Tangible common shareholders’ equity is calculated as total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders’ equity by basic shares. Management believes that tangible common shareholders’ equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders’ equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. The table below presents a reconciliation of average and ending common shareholders’ equity to average and ending tangible common shareholders’ equity: 81.112.181 35.199.186 122.104.172 28 Footnotes AVERAGE FOR THE AS OF YEAR ENDED DECEMBER 31, 2025 THREE MONTHS ENDED DECEMBER 31, 2025Unaudited, $ in millions DECEMBER 31, 2025 SEPTEMBER 30, 2025 DECEMBER 31, 2024 Total shareholders' equity $ 123,733 $ 124,622 $ 124,972 $ 124,402 $ 121,996 Preferred stock (15,007) (15,153) (15,153) (15,153) (13,253) Common shareholders' equity 108,726 109,469 109,819 109,249 108,743 Goodwill (5,915) (5,943) (5,949) (5,950) (5,853) Identifiable intangible assets (857) (848) (842) (864) (847) Tangible common shareholders' equity $ 101,954 $ 102,678 $ 103,028 $ 102,435 $ 102,043 FOR THE THREE MONTHS ENDED DECEMBER 31, 2025 FOR THE YEAR ENDED DECEMBER 31, 2025 As reported Impact of agreement to transition the Apple Card program Excluding the impact of agreement to transition the Apple Card program As reported Impact of agreement to transition the Apple Card program Excluding the impact of agreement to transition the Apple Card programUnaudited, in millions, except per share amounts Net revenues $ 13,454 $ (2,258) $ 15,712 $ 58,283 $ (2,258) $ 60,541 Provisions for credit losses (2,123) (2,481) 358 (1,113) (2,481) 1,368 Operating expenses 9,722 38 9,684 37,544 38 37,506 Pre-tax earnings 5,855 185 5,670 21,852 185 21,667 Provision for taxes 1,238 40 1,198 4,676 40 4,636 Net earnings $ 4,617 $ 145 $ 4,472 $ 17,176 $ 145 $ 17,031 Net earnings applicable to common shareholders $ 4,384 $ 145 $ 4,239 $ 16,300 $ 145 $ 16,155 Average diluted common shares 312.9 — 312.9 317.6 — 317.6 Diluted earnings per common share $ 14.01 $ 0.46 $ 13.55 $ 51.32 $ 0.45 $ 50.87 Average common shareholders’ equity $ 109,469 $ 36 $ 109,433 $ 108,726 $ 11 $ 108,715 ROE 16.0% 0.5pp 15.5% 15.0% 0.1pp 14.9%

0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 29 Footnotes – Continued 3. Dividend per share as of 4Q25, growth vs. 4Q24. Total shareholder return as of December 31, 2025 vs. December 31, 2024. Peers include MS, JPM, BAC and C. 4. More durable revenues include FICC financing and Equities financing, within Global Banking & Markets, and Management and other fees and Private banking and lending, within Asset & Wealth Management. 5. Historical principal investments (HPI) includes consolidated investment entities (CIEs) and other legacy investments the firm has exited or intends to exit over the medium term (medium term refers to a 3-5 year time horizon from year-end 2022). The 2025 average attributed equity for historical principal investments was $3.5 billion. 6. For information about the following items, see the referenced sections in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2025: (i) Investment banking fees backlog – see “Results of Operations – Global Banking & Markets,” (ii) assets under supervision (AUS) – see “Results of Operations – Asset & Wealth Management – Assets Under Supervision,” (iii) efficiency ratio – see “Results of Operations – Operating Expenses,” (iv) basic shares – see “Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics,” (v) share repurchase program – see “Capital Management and Regulatory Capital – Capital Management” and (vi) global core liquid assets – see “Risk Management – Liquidity Risk Management.” For information about the following items, see the referenced sections in Part I, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2025: (i) interest earning assets – see “Statistical Disclosures – Distribution of Assets, Liabilities and Shareholders’ Equity” and (ii) risk-based capital ratios and the supplementary leverage ratio – see Note 20 “Regulation and Capital Adequacy.” Represents a preliminary estimate for the fourth quarter of 2025 for the firm’s assets under supervision, total alternative assets, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets. These may be revised in the firm’s Annual Report on Form 10-K for the year ended December 31, 2025. 7. Dealogic – January 1, 2025 through December 31, 2025. M&A refers to both announced and completed M&A. Equity capital markets (ECM) refers to equity & equity-related offerings. 8. FICC and Equities rankings based on cumulative publicly-disclosed net revenues (2020-3Q25 YTD). Global Banking & Markets (GBM) revenue wallet share since Investor Day 2020 (3Q25 YTD vs. 2019) based on reported revenues for Advisory, Equity underwriting, Debt underwriting, FICC and Equities. Peers include MS, JPM, BAC, C, BARC, DB, UBS, and CS (through FY22). 9. Rankings based on assets as of 3Q25. Peer data compiled from publicly available company filings, earnings releases and supplements, and websites, as well as eVestment databases and Morningstar Direct. GS total Alternatives investments included Alternatives AUS and non-fee-earning Alternatives assets. 10. Source: Top 150 client list and rankings compiled by GS through Client Ranking / Scorecard / Feedback and / or Coalition Greenwich 1H25 (latest available) and FY19 Institutional Client Analytics ranking. 11. Based on reported net revenues (2003 - 2025). 12. Consists of AUS, brokerage assets and Marcus deposits. 13. Medium term refers to a 3-5 year time horizon from year-end 2025. 14. Excludes a gain of $349 million related to the sale of Personal Financial Management in 2023, which was reported in Investments. 15. Calculated as annual long-term fee-based net inflows in wealth management divided by beginning of period long-term wealth management AUS. 16. Rankings as of December 31, 2024. Source: Cerulli Associates; Largest OCIO Providers by US AUM. 17. Rankings as of June 30, 2025. Source: Cerulli Associates; The Cerulli Edge US Managed Accounts Edition 3Q25 (#97); Top-10 Managers: Manager-Traded SMAs. 18. Rankings as of December 31, 2024. Source: Insurance Investment Outsourcing Report; 2024 Insurance Asset Management Leaders. 19. GS was appointed by various global Shell pension entities and a captive insurance company to manage a ~$40 billion mandate. GS was also appointed to provide investment management services for Eli Lilly and Company's U.S. and Puerto Rico retirement plans covering ~$25 billion in defined benefit and defined contribution assets.

0.53.95 110.147.190 32.101.124 106.165.191 63.174.191 32.152.193 0.129.198 81.112.181 35.199.186 122.104.172 30 Footnotes – Continued 20. Mid-teens returns refers to an ROE of 14-16% and a ROTE of 15-17%. 21. Includes selected items that the firm has sold or is selling related to the narrowing of the firm’s ambitions in consumer-related activities and related to the transitioning of Asset & Wealth Management to a less capital-intensive business. Pre-tax earnings for each selected item includes the operating results of the item and additionally, for Apple Card, the impact of transferring the credit card portfolio to held for sale and related impacts of contract termination obligations and other expenses. Based on additional information received from the FDIC, the firm recognized a reduction in the estimated cost of the FDIC special assessment fee. Net earnings reflects the 2025 and 4Q25 effective income tax rate for the respective segment of each item. 22. The firm made certain changes to its business segments, commencing with the fourth quarter of 2025. For information about these changes, see the firm’s Form 8-K filed January 8, 2026. Reclassifications have been made to previously reported amounts to conform to the current presentation. 23. Beginning in the fourth quarter of 2025, certain AUS have been reclassified from fixed income to alternative investments to better reflect the underlying investment strategies. Additionally, within alternative investments, (i) OCIO assets have been reclassified from funds and discretionary accounts to be reported in aggregate with advisory accounts, and (ii) certain assets have been reclassified from advisory accounts to funds and discretionary accounts to better reflect the investment type of these assets. Amounts for prior periods have been conformed to the current presentation. 24. Other on-balance sheet alternative investments include tax credit investments (accounted for under the proportional amortization method of accounting) of $0.7 billion and CIEs, which held assets (generally accounted for at historical cost less depreciation) of $1.2 billion, both as of December 31, 2025. The assets held by CIEs were funded with liabilities of $0.6 billion as of December 31, 2025, which are substantially all nonrecourse, thereby reducing the firm’s equity at risk. Substantially all of the firm’s CIEs are engaged in commercial real estate investment activities. 25. Includes approximately $0.1 billion of investments that were transferred from historical principal investments to client co-invest.